Exhibit 24
POWER OF ATTORNEY
      Know all by these presents, that the undersigned hereby constitutes and appoints Gary T. Eastman, Brooke Credit Corporation ("BCC" or the
Company) with full power of substitution, the undersigned's true and lawful attorney-in-fact to:
(1)          prepare, execute in the undersigned's name and on the
undersigned's behalf, and submit to the U.S. Securities and
Exchange Commission (the "SEC") a Form ID, including
amendments thereto, and any other documents necessary or
appropriate to obtain codes and passwords enabling the
undersigned to make electronic filings with the SEC of
reports required by Section 16(a) of the Securities
Exchange Act of 1934 or any rule or regulation of the SEC;
(2)          execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer and/or director of the
Company, Forms 3, 4, and 5 in accordance with
Section 16(a) of the Securities Exchange Act of 1934 and
the rules thereunder;
(3)          do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to
complete and execute any such Form 3, 4, or 5, complete
and execute any amendment or amendments thereto, and
timely file such form with the SEC and any stock exchange
or similar authority; and
(4)          take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-
in-fact, may be of benefit to, in the best interest of, or
legally required by, the undersigned, it being understood
that the documents executed by such attorney-in-fact on
behalf of the undersigned pursuant to this Power of
Attorney shall be in such form and shall contain such terms
and conditions as such attorney-in-fact may approve in
such attorney-in-fact's discretion.
      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the
Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
          IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 7th day of November, 2007.

/s/ Andrea Bielsker
     Andrea Bielsker